*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on june 13, 20 18 BLACK KNIGHT, INC. You are receiving this communication shares in the above named company. because you hold BLACK KNIGHT, INC . 801 RIVERSIDE AVENUE JACKSONVILLE , FL 32204 This is not a ballot. You cannot use this notice to vote these sh a res. This communication presents only a n overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all ofthe important information contained in the proxy materials before voting. ,..._ ,..._ "M ' 0 0 8 See the reverse side of this notice to obtain proxy materials and voting instructions. Meetine Information Meeting Type: Annual Meeting For holders as of: April 16, 20 18 Date: June 13, 2018 Time:11:00 AM EDT Location: Peninsular Auditorium 60 I Riverside Avenue Jacksonville, Fl 32204

- Before You Vote - How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow I xxxx xxxx xxxx xxxxl(located on the 2) BYTELEPHONE: 1-800-579-1639 * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked - How To Vote - Please Choose One of the Following Voting Methods "'I " "M ' 0 0 g Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com Have the information that is printed in the box marked by the arrow I xxxx xxxx xxxx xxxxl available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: I. Notice & Proxy ltatement 2. Annual Report How to View Online: following page) and visit: www.proxyvote.com How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: I) BY INTERNET:www.proxyvote.com 3) BY E-MAIL*:sendmaterial@proxyvote.com by the arrow lxxxxxxxxxxxxxxxxl (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 30, 2018 to facilitate timely delivery.

I Voting items The Board of Directors recommends you vote FOR the following: 1. Election of three Class III directors to serve until the 2021 annual meeting of shareholders Nominees 01) William P Foley, II 02) Thomas M Hagerty 03) ThomasSanzone The Board of Directors recommends you vote FOR proposals 2 and 3. 2Approval of a non-binding advisory resolution on the compensation paid to our named executive officers 3 Ratification of the appointment of KPMG LLP as our independent registered fiscal year NOTE: In their discretion, the proxies are authorized to vote upon such other the meeting public accounting firm for the 2018 business as may properly come before 0 "'

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